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                                                                    Exhibit 3.14









                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                       SCG INTERNATIONAL DEVELOPMENT, LLC

                      A DELAWARE LIMITED LIABILITY COMPANY

                         EFFECTIVE AS OF APRIL 30, 1999



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                                                                    Exhibit 3.14

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF
                       SCG INTERNATIONAL DEVELOPMENT, LLC


                  This LIMITED LIABILITY COMPANY AGREEMENT (as amended, restated or otherwise modified, this "AGREEMENT") of SCG INTERNATIONAL DEVELOPMENT, LLC (the "LLC") ) is being executed by SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC, a Delaware limited liability company (the "MEMBER"), as of this 30th day of April, 1999, pursuant to the provisions of the Delaware Limited Liability Company Act (6 Del. C. Sections 18-101, et seq.) (as amended from time to time, the "ACT"), on the following terms and conditions:

ARTICLE I

                                     THE LLC

         1.1 ORGANIZATION. The Member hereby creates a limited liability company pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement. The Member shall be deemed admitted as a member of the LLC upon the execution of this Agreement.

         1.2 LLC NAME. The name of the limited liability company formed hereby shall be "SCG International Development, LLC" and all business of the LLC shall be conducted in such name or such other name as the Member shall determine. The LLC shall hold all of its property in the name of the LLC and not in the name of the Member.

         1.3 PURPOSE. The purpose and the business of the LLC shall be to conduct and transact any and all lawful business for which limited liability companies may be organized under the Act.

         1.4 POWERS. The LLC shall possess and may exercise all the powers and privileges granted by the Act, all other applicable law or by this Agreement, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion and attainment of the business, purposes or activities of the LLC.

         1.5 PRINCIPAL PLACE OF BUSINESS. The principal place of business of the LLC shall be 1303 E. Algonquin Road, Schaumburg, Illinois, 60196, or at such other location as may be designated by the Member from time to time.

         1.6 TERM. The term of the LLC shall be perpetual unless and until the LLC is dissolved by the Member or as set forth herein. The existence of the LLC as a separate legal entity shall continue until the cancellation of the Certificate of Formation of the LLC (the "CERTIFICATE") in the manner required by the Act.


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         1.7 FILINGS; AGENT FOR SERVICE OF PROCESS.

                  (a) The Certificate has been or shall be filed in the office of thc Secretary of State of the Stare of Delaware in accordance with the provisions of the Act. The Member, as an "authorized person" within the meaning of the Act, shall execute, deliver and file the Certificate with the Secretary of State of the State of Delaware. The Member shall take any and all other actions reasonably necessary to perfect and maintain the status of the LLC under the laws of the State of Delaware. The Member shall execute and file amendments to the Certificate whenever required by the Act.

                  (b) The Member shall execute and file such forms or certificates and may take any and all other actions as may be reasonably necessary to perfect and maintain the status of the LLC under the laws of any other states or jurisdictions in which the LLC engages in business.

                  (c) The initial registered agent for service of process on the LLC in the State of Delaware, arid the address of such registered agent, shall be the agent for service of process set forth in the Certificate. The Member may change the registered agent and appoint successor registered agents.

                  (d) Upon the dissolution and completion of winding up of the LLC, the Member (or, in the event the Member no longer exists, the person responsible for winding up and dissolution of the LLC pursuant to ARTICLE IV hereof) shall promptly execute and file a certificate of cancellation of the Certificate in accordance with the Act and such other documents as may be required by the laws of any other states or jurisdictions in which the LLC has registered to transact business or otherwise filed articles.

         1.8 RESERVATION OF OTHER BUSINESS OPPORTUNITIES. No business opportunities other than those actually exploited by the LLC shall be deemed the property of the LLC, and the Member may engage in or possess an interest in any other business venture, independently or with others, of any nature or description, even if such venture or opportunity is in direct competition with the business of thc LLC; and the LLC shall have no rights by virtue hereof in or to such other business ventures, or to the income or profits derived therefrom.

                                   ARTICLE II

                            MANAGEMENT AND MEMBERSHIP

         2.1 MANAGEMENT OF LLC. The business and affairs of the LLC shall be managed under the direction and by the approval of the Member. The Member agrees to delegate this right and authority to manage and direct the management or the business and affairs of the LLC and to make all decisions to be made by or on behalf of the LLC to such managers as are appointed herein (the "OFFICERS" and each an "OFFICER"). The Member hereby delegates to the Officers all power and authority to manage, and direct the appointment of, the business and affairs of, and to make all decisions to be made by the LLC. Approval by, or on behalf of the LLC, consent of or action taken by any of the Officers shall constitute approval or action by the LLC and shall be

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binding upon the LLC. Any Person dealing with the LLC shall be entitled to rely on a certificate or any writing signed by an Officer as the duly authorized action of the LLC.

         2.2 OFFICERS. The Officers of the LLC shall not be required to be Members of the LLC. Initially, the only Officer shall be the Chief Executive Officer. Such other Officers as may be deemed necessary may be appointed by the Chief Executive Officer or the Member and shall have such titles, power, duties and term as may be prescribed by the Chief Executive Officer or the Member. The Member may assign titles to particular officers. Unless the Member decides otherwise, if the title is one commonly used for officers of a business corporation formed under the General Corporation Law of the State of Delaware, the assignment of such title shall constitute the delegation to such officer of the authority and duties that are normally associated with that office, subject to any restrictions on such authority imposed by the Member. Any number offices may be held by the same person.

         2.3 ELECTION OF OFFICERS AND TERM OF OFFICE. The initial Chief Executive Officer shall be Carl F. Koenemann. The Chief Executive Officer shall be elected from time to time by the Member. Each Officer shall hold office until a successor shall have been duly elected or appointed and shall have qualified or until such Officer's death, resignation or removal in the manner provided hereinafter.

         2.4 REMOVAL OF OFFICERS. Any Officer may be removed by the Member whenever in his judgment the best interests of the LLC would be served thereby. The Chief Executive Officer may remove any Officer appointed by the Chief Executive Officer.

         2.5 VACANCIES. Any Officer who dies or resigns or is removed or disqualified may be replaced by the Member for the unexpired portion of the replaced Officer's term.

         2.6 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the chief executive officer of the LLC and shall be generally in charge of all business and affairs, subject to the control of the Member. The Chief Executive Officer shall preside at all meetings of the Officers. The Chief Executive Officer may execute on behalf of the LLC all contracts, agreements, certificates and other instruments. The Chief Executive Officer shall from time to time report to the Member all matters within the Chief Executive Officer's knowledge affecting the LLC which should be brought to the attention of the Member. The Chief Executive Officer shall vote all shares of stock or other interests in other entities owned by the LLC, and shall be empowered to execute proxies, waivers of notice, consents and other instruments in the name of the LLC with respect to such stock or interest. The Chief Executive Officer shall perform such other duties as are required by the Member.

         2.7 WRITTEN CONSENT. Any action requiring the vote, consent, approval or action of the Member may be taken by a consent in writing, setting forth the action so taken, by the Member. Any action requiring the vote, consent, approval or action of any of the Officers or any group of Officers may be taken by a consent in writing, setting forth the action to be taken, by such Officer or Officers.

         2.8 BOOKS AND RECORDS. The Chief Executive Officer shall keep, or shall designate an individual to keep, proper and usual books and records pertaining to the business of the LLC. The books and records of the LLC shall be kept at the principal office of the LLC or at such



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other places, within or without the State of Delaware, as the Member shall from time to time determine.

         2.9 SALARY. No salary shall be paid to the Member or to any Officer for its duties set forth hereunder.


         2.10 RESIGNATION. Subject to SECTION 4.1, the Member may resign from the LLC.

         2.11 LIMITED LIABILITY.

                  (a) Except as otherwise provided by the Act, the debts, obligations and liabilities of the LLC, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the LLC, and the Member shall not be obligated personally for any such debt, obligation or liability of the LLC solely by reason of being a member of the LLC.

                  (b) To the extent that at law or in equity, the Member, an Officer or any other party shall have duties (including fiduciary duties) and liabilities to the LLC, such duties and liabilities may be restricted by provisions of this Agreement. None of the Member or any Officer shall be liable to the LLC (or, in the case of an Officer, to the Member) for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the Member or such Officer in good faith on behalf of the LLC and in a manner reasonably believed to be within the scope of authority conferred on the Member or such Officer by this Agreement.

                  (c) The Member and each of the Officers shall be fully protected in relying in good faith upon the records of the LLC and upon such information, opinions, reports or statements presented to the LLC by any person as to the matters the Member or such Officer reasonably believes are with in such other person's professional or expert competence and who has been selected within reasonable care by or on behalf of the LLC, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses or net cash flow or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

                  (d) Any repeal or modification of this SECTION 2.11 shall not adversely affect any right or protection of the Member or any Officer existing prior to such repeal or modification.

         2.12 INDEMNIFICATION.

                  (a) The LLC shall indemnify and hold harmless the Member, each Officer and each of their respective affiliates, officers, directors, shareholders, agents or employees (the "PARTIES") from and against any loss, expense, damage or injury suffered or sustained by the Parties (or any of them) by reason of any acts, omissions or alleged acts or omissions arising out of its or their activities on behalf of the LLC or in furtherance of the interests of the LLC, including, but not limited to, any judgment, award, settlement, reasonable attorney's fees and other costs or expenses incurred in connection with the



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         defense of any actual or threatened action, proceeding or claim;
         PROVIDED that the acts, omissions or alleged acts or omissions of such Party are not found by a court of competent jurisdiction upon entry of a final judgment to constitute bad faith, gross negligence or willful misconduct by such Party. Such indemnification shall be made only to the extent of the assets of the LLC.

                  (b) To the fullest extent permitted by applicable law, expenses, (including legal fees) incurred by a Party (or any of them) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the LLC prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the LLC of an undertaking by or on behalf of the Party (or any of them) to repay such amount if it shall be determined that the Party is not entitled to be indemnified as authorized in this SECTION 2.12 hereof.

         2.13 TRANSFER OF INTEREST. The Member may transfer or assign all or a portion of its interests in the LLC. Upon a transfer of the Member's entire interest in the LLC, such transferee or assignee shall become the "Member" for all purposes of this Agreement. Upon a transfer or assignment of less than the Member's entire interest the LLC, the Member and such transferee or assignee shall amend this Agreement to reflect such transfer or assignment, or if the terms of such an amendment shall not be agreed upon, the Member may elect to dissolve the LLC in its sole discretion.

         2.14 NO TAX ELECTION. The Member shall not make an election to have the Company treated as an association taxable as a corporation for federal income tax purposes.

                                  ARTICLE III

                                 FISCAL MATTERS

         3.1 DEPOSITS. All funds of the LLC shall be deposited in an account or accounts in such banks, trust companies or other depositories as the Member may select.

         3.2 FINANCIAL RECORDS. All financial records shall be maintained and reported using GAAP, consistently applied.

         3.3 FISCAL YEAR. The fiscal year of the LLC shall begin on the first day of January each year (except for the first fiscal year of the LLC, which shall begin on the date of this Agreement) and end on the last day of December each year (except for the last fiscal year of the LLC, which shall end on the date on which the LLC is terminated), unless otherwise determined by the Member.

         3.4 AGREEMENTS, CONSENTS, CHECKS, ETC. All agreements, consents, checks, drafts or other orders for the payment of money, and all notes or other evidences of indebtedness issued in the name of the LLC shall be signed by the Member or those persons authorized from time to time by the Member.

         3.5 TRANSACTIONS WITH THE MEMBER. Except as provided in the Act, the Member may lend money to, borrow money from, act as surety, guarantor or endorser for, guarantee or assume



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one or more obligations of, provide collateral for, and transact other business with the LLC and has the same rights and obligations with respect to any such matter as a person who is not the Member.

         3.6 CONTRIBUTION.

         (a) The Member shall make the contribution of capital described for that Member on EXHIBIT A (the "INITIAL CONTRIBUTION"). If no time for the Initial Contribution is specified, the Initial Contribution shall be made upon the filing of the Certificate with the Secretary of State. The value of the Initial Contribution shall be as set forth on EXHIBIT A. No interest shall accrue on any contribution and the Member shall not have the right to withdraw or be repaid any contribution except as provided herein.

         (b) In addition to the Initial Contribution, the Member may make additional contributions. Except to the extent of any outstanding commitment of the Member to make a contribution, the Member shall not be obligated to make any additional contributions. The Member shall adjust the contribution reflected on EXHIBIT A at any time when the Member makes or promises to make a contribution to the LLC.

         3.7 DISTRIBUTIONS. The Company may make distributions as determined by the Member from time to time in accordance with this Agreement; PROVIDED HOWEVER, that no distribution shall be declared and paid unless, after the distribution is made, the assets of the LLC are in excess of the liabilities of the LLC and such distribution does not violate the Act or other applicable law. The Member may, at its sole discretion, elect to receive a distribution from assets other than cash.

                                   ARTICLE IV

                                   LIQUIDATION

         4.1 LIQUIDATING EVENTS. The LLC shall dissolve and commence winding up and liquidation only upon the first to occur of any of the following ("LIQUIDATION EVENTS"):

                  (a) The sale of all or substantially all of the property of the LLC;

                  (b) The resignation of the Member or any other event that causes the last remaining member of the LLC to cease to be a member of the LLC, unless the business of the LLC is continued in a manner permitted by the Act; or

                  (c) The entry of a decree of judicial dissolution pursuant to
         Section 18-802 of the Act.

         4.2 WINDING UP. Upon the occurrence of a Liquidating Event, the LLC shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and Member. The Member shall not take any action which is inconsistent with, or necessary to or appropriate for, the winding up of the LLC's business and affairs. The Member (or in the event that the Member is dead or no longer exists, the person responsible for winding up the Member's business and affairs) shall be responsible for



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overseeing the winding up and dissolution of the LLC and shall take full account of the LLC's liabilities. The property of the LLC shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom, to the extent sufficient, shall be applied and distributed, subject to any reasonable reserves maintained for contingent, conditional or unmatured obligations of the LLC, in the following order:

                  (a) FIRST, to the satisfaction (whether by payment or the making of reasonable provision for payment thereof) of all of the LLC's debts and liabilities to creditors other than the Member;

                  (b) SECOND, to the satisfaction (whether by payment or the making of reasonable provision for payment thereof) of all of the LLC's debts and liabilities to the Member; and

                  (c) THE BALANCE, if any, to the Member.

         4.3 MEMBER'S BANKRUPTCY. The Member shall not cease to be the Member solely as a result of the occurrence of any of the following and upon the occurrence of any such event, the business of the LLC shall continue without dissolution:

                  (a) the Member makes an assignment for the benefit of creditors;

                  (b) the Member files a voluntary petition in bankruptcy;

                  (c) the Member is adjudged a bankrupt or insolvent, or has entered against him an order of relief, in any bankruptcy or insolvency proceeding;

                  (d) the Member files a petition or answer seeking for himself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation;

                  (e) the Member files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against him in any proceeding of this nature;

                  (f) the Member seeks, consents, to or acquiesces in the appointment of a trustee, receiver or liquidator of the member or of all or any substantial part of his properties;

                  (g) any proceeding against the Member seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation is not dismissed; or

                  (h) appointment of a trustee, receiver or liquidator of the Member.

         4.4 ACCOUNTING ON LIQUIDATION. Upon liquidation, a proper accounting shall be made by the LLC's accountants of the LLC's assets, liabilities and results of operations through the last day of the month in which the LLC is terminated.



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                                   ARTICLE V

                                  MISCELLANEOUS

         5.1 AMENDMENTS. This Agreement may be altered, amended or repealed, or a new Agreement may be adopted, upon the written consent of the Member.

         5.2 BINDING EFFECT. Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement shall be binding upon and inure to the benefit of the Member and its respective heirs, legatees, legal representatives, successors, transferees and assigns.

         5.3 CREDITORS. None of the provisions of this Agreement shall be for the benefit of or enforced by any creditor of the LLC or Member.

         5.4 CONSTRUCTION. The Member shall have the full power and authority to construe and interpret this Agreement.

         5.5 HEADINGS. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

         5.6 SEVERABILITY. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

         5.7 VARIATION OF PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

         5.8 GOVERNING LAW. The laws of the State of Delaware shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the Member, without regard to the principles of conflicts of laws.

                            [signature page follows]



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                  IN WITNESS WHEREOF, the Member has executed this Agreement as of the day first above set forth.

                                         SEMICONDUCTOR COMPONENTS
                                           INDUSTRIES, LLC


                                         By: /s/ Carl F. Koenemann
                                            --------------------------------
                                             Name:  Carl F. Koenemann
                                             Title:  Chief Executive Officer




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                                    EXHIBIT A

                         CAPITAL CONTRIBUTIONS OF MEMBER


---------------------------------------------- ------------------------- ----------------------
                                                  CAPITAL CONTRIBUTION    PERCENTAGE INTEREST
                               NAME
---------------------------------------------- ------------------------- ----------------------
Semiconductor Components Industries, LLC                 $10.00                    100%
---------------------------------------------- ------------------------- ----------------------

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---------------------------------------------- ------------------------- ----------------------

---------------------------------------------- ------------------------- ----------------------

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TOTAL                                                    $10.00                    100%
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

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                                   AMENDMENT TO THE
                        LIMITED LIABILITY COMPANY AGREEMENT
                        OF SCG INTERNATIONAL DEVELOPMENT LLC

     Semiconductor Components Industries, LLC, being the sole member of SCG International Development LLC (the "Company"), amended the Limited Liability Company Agreement of the Company by a written consent dated August 4, 1999 as follows:

     Section 1.4 was amended to add the following immediately before the period at the end of Section 1.4 thereof:

     ", and, without limiting the foregoing, shall possess and may exercise all of the powers that are exercisable under Section 121 and 122 under the Delaware General Corporation Law by a Delaware corporation."

     Section 2.13 was amended to add the following at the end of Section 2.13:

     "A Member's interest in the LLC may be evidenced by a certificate of limited liability company interest issued by the LLC."